SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant    X
Filed by a party other than the Registrant

Check the appropriate box:
 X      Preliminary Proxy Statement
        Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
        Definitive Proxy Statement
        Definitive Additional Materials
        Soliciting Material Pursuant to  '240.14a-11(c) or   '240.14a-12

                            ONSITE ENERGY CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X      No fee required
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        1)     Title of each class of securities to which transaction applies:
        2)     Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)     Proposed maximum aggregate value of transaction:
        5)     Total fee paid:



        Fee paid previously with preliminary materials.

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:
        3)     Filing Party:

        4)     Date Filed:

To the Stockholders of Onsite Energy Corporation:





On behalf of Onsite Energy Corporation (dba ONSITE SYCOM Energy Corporation ) ("ONSITE SYCOM"), I would like to invite you to attend the 1998 Annual Meeting of the Stockholders of ONSITE SYCOM. The meeting will be held on Wednesday, December 2, 1998, at 8:00 a.m. (California time) at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014.

The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement set forth the matters to be considered and acted upon at the meeting. The Proxy Statement contains important information concerning the election of directors, the approval of an amendment to ONSITE SYCOM's 1993 Stock Option
Plan, and the approval of amendments to ONSITE SYCOM's certificate of incorporation. I urge you to read the accompanying materials carefully, and to give all of these matters your close attention.

I hope that you will be able to attend the meeting. If you cannot attend the meeting, however, it is important that your shares be represented. Accordingly, I urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

Thank you for your continued commitment to ONSITE SYCOM.



Very truly yours,

ONSITE ENERGY CORPORATION



Richard T. Sperberg
Chief Executive Officer

October 22, 1998

                            ONSITE ENERGY CORPORATION
                      (dba ONSITE SYCOM Energy Corporation)
                       701 Palomar Airport Road, Suite 200
                               Carlsbad, CA 92009
                                 (760) 931-2400


                NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On December 2, 1998


NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of the Stockholders of Onsite Energy Corporation, a Delaware corporation (dba ONSITE SYCOM Energy Corporation) ("ONSITE SYCOM"), will be held on Wednesday, December 2, 1998, at 8:00 a.m. (California time). The meeting will be held at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, for the following purposes, all of which are more completely discussed in the accompanying Proxy
Statement:


        1.     To elect four (4)  directors of ONSITE SYCOM to hold office until
               the  2000  Annual  Meeting  of   Stockholders   and  until  their
               successors are elected and qualified;

        2. To approve an amendment to ONSITE SYCOM's 1993 Stock Option Plan to increase the number of shares available for grant under the Plan;

        3. To approve amendments to ONSITE SYCOM's Certificate of Incorporation to (i) increase the authorized number of shares available for issuance by ONSITE SYCOM; and (ii) change the name of Onsite Energy Corporation to ONSITE SYCOM Energy Corporation; and

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Class A Common Stock and Series C Convertible Preferred Stock stockholders of record at the close of business on October 16, 1998, are entitled to notice of and to vote on the above proposals at the 1998 Annual Meeting of the Stockholders.

By Order of the Board of Directors

ONSITE ENERGY CORPORATION
dba ONSITE SYCOM Energy Corporation


Audrey Nelson Stubenberg
Secretary

October 22, 1998


YOU ARE CORDIALLY INVITED TO ATTEND ONSITE SYCOM'S 1998 ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT
                                       of
                            ONSITE ENERGY CORPORATION
                      (dba ONSITE SYCOM Energy Corporation)
                       701 Palomar Airport Road, Suite 200
                               Carlsbad, CA 92009
                                 (760) 931-2400

                     Information Concerning the Solicitation

This Proxy Statement is furnished to the stockholders of Onsite Energy Corporation, a Delaware corporation (dba ONSITE SYCOM Energy Corporation) ("ONSITE SYCOM"), in connection with the solicitation of proxies on behalf of ONSITE SYCOM's Board of Directors for use at ONSITE SYCOM's 1998 Annual Meeting of the Stockholders (the "Meeting"), including any adjournments thereof. The Meeting will be held on Wednesday, December 2, 1998, at 8:00 a.m. (California time), at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014. Only stockholders of record on October 16, 1998, are entitled to notice of and to vote at the Meeting.

The proxy solicited hereby (if properly signed and returned to ONSITE SYCOM, and not revoked prior to its use) will be voted at the Meeting in accordance with its instructions. Absent any contrary instructions, each proxy received will be voted "FOR" the nominees for the Board of Directors, "FOR" the proposed amendment to ONSITE SYCOM's 1993 Stock Option Plan, and "FOR" the proposed amendments to ONSITE SYCOM's Certificate of Incorporation. Additionally, each proxy received will be voted (at the proxy holders' discretion) on such other matters, if any, that may properly come before the Meeting (including any proposal to adjourn the Meeting).

Any stockholder giving a proxy may revoke it at any time before it is exercised. To revoke a proxy, a stockholder must either (i) file with ONSITE SYCOM written notice of its revocation (addressed to the Secretary, Onsite Energy Corporation (dba ONSITE SYCOM Energy Corporation), 701 Palomar Airport Road, Suite 200, Carlsbad, CA 92009); (ii) submit a duly executed proxy bearing a later date; or
(iii) appear in person at the Meeting and give the Secretary notice of the stockholder's intention to vote in person.

ONSITE SYCOM bears the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials are furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of ONSITE SYCOM's Class A Common Stock. In addition to the solicitation of proxies by mail, some of the officers, directors, employees and agents of ONSITE SYCOM may, without additional compensation, solicit proxies by telephone or personal interview.
ONSITE SYCOM bears the cost of these additional solicitations.

A copy of ONSITE SYCOM's Annual Report on Form 10-KSB for the year ended June 30, 1998, accompanies this Proxy Statement and proxy.

This Proxy Statement and proxy were first mailed to stockholders on or about October 22, 1998.

                                 Record Date and Voting Rights

ONSITE SYCOM is authorized to issue up to twenty-three million nine hundred ninety-nine thousand (23,999,000) shares of Class A Common Stock, par value $0.001, one thousand (1,000) shares of Class B Common Stock, par value $0.001, and one million (1,000,000) shares of preferred stock, par value $0.001. As of October ___, 1998, eighteen million two hundred ninety thousand five hundred seventy-five (18,290,575) shares of Class A Common Stock were issued and outstanding. No shares of Class B Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding. Four hundred thirteen thousand two hundred eighty (413,280) shares of Series C Convertible Preferred Stock, and one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock were issued and outstanding.

Each share of Class A Common Stock is entitled to one (1) vote on all matters submitted for stockholder approval. Each share of Series C Convertible Preferred Stock is entitled to vote on all matters submitted for stockholder approval as if each share was converted to Class A Common Stock. Each share of Series C Convertible Preferred Stock is convertible into five (5) shares of Class A Common Stock. Thus each share of Series C Convertible Preferred Stock is entitled to the equivalent of five (5) votes on all matters submitted for stockholder approval. The Class A Common Stock and the Series C Convertible
Preferred Stock vote together as one (1) class. The Series D Convertible Preferred Stock has no voting rights.

The record date for determination of stockholders of Class A Common Stock entitled to notice of and to vote at the Meeting is October 16, 1998. ONSITE SYCOM's Certificate of Incorporation does not provide for cumulative voting.

The plurality of the votes of the Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy at the Meeting and entitled to vote on the election of directors shall elect the nominees for the Board of Directors. The affirmative vote of a majority of the Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy at the Meeting and entitled to vote on Proposal No. 2 described below (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary to approve Proposal No. 2. The affirmative vote of a majority of the Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis) outstanding, voting together as one (1) class, and entitled to vote on Proposal No. 3, is necessary to approve Proposal No. 3. Under Delaware law, abstentions and broker non-votes are counted to determine quorum. Broker non-votes are not counted, however, to calculate voting power (that is, shares present in person or represented by proxy, and entitled to vote on a measure).
Abstentions, however, are counted to calculate voting power.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

General Information

Under Article III, Section 2 of ONSITE SYCOM's Bylaws, the authorized number of directors is required to be between five (5) and eleven (11), as set by the Board of Directors. The Board has fixed the current number at eight (8).

The Board of Directors is divided into two (2) classes of four (4) directors each. Each class expires in alternating years. Directors of the first class were elected at the 1996 annual meeting of stockholders (held on December 4, 1996) to hold office for a term expiring at the Meeting (and until their successors are elected and qualified). Directors of the second class were elected at the 1997 annual meeting (held on December 5, 1997), to hold office for a term expiring at the 1999 annual meeting (and until their successors are elected and qualified). Accordingly, the directors elected at the Meeting will hold office for a term expiring at the 2000 annual meeting (and until their respective successors have been duly elected and qualified).

In October 1997, ONSITE SYCOM entered into a Stock Subscription Agreement with Westar Capital, Inc. ("Westar Capital"), a wholly-owned subsidiary of Western Resources, Inc. ("Western Resources"). Under the Stock Subscription Agreement, Westar Capital purchased two million (2,000,000) shares of ONSITE SYCOM Class A Common Stock at fifty cents ($0.50) per share, and two hundred thousand (200,000) shares of ONSITE SYCOM Series C Convertible Preferred Stock at Five Dollars ($5.00) per share. Additionally, under the terms of the Stock Subscription Agreement, Westar Capital had the initial right to elect one (1) director to ONSITE SYCOM's Board of Directors, and selected Rita A. Sharpe. Ms. Sharpe served as a director until October 5, 1998, when she resigned in order to assume a new position with Western Resources. Mr. Lee P. Wages subsequently was elected a director to fill the vacancy created by Ms. Sharpe's resignation. Mr. Wages is a director of the second class, and because Ms. Sharpe was elected at the 1997 annual meeting, Mr. Wages will serve until the 1999 annual meeting.

Further, Westar Capital entered into a Stockholders Agreement with certain principal stockholders of ONSITE SYCOM that hold, in the aggregate with Westar Capital, more than fifty percent (50%) of the voting stock of ONSITE SYCOM. Under the terms of the Stockholders Agreement, (i) Westar Capital currently has the right to nominate a number of directors equal to the number of directors that Westar Capital would have the right to elect if ONSITE SYCOM utilized cumulative voting (and without regard to classes of directors) less one (1) (but not less than one (1) director) and the principal stockholders to the Stockholders Agreement shall vote for Westar Capital's nominees; and (ii) Westar Capital shall vote for the remaining nominees selected by ONSITE SYCOM's Nominating Committee.

On June 30, 1998, ONSITE SYCOM closed a transaction with SYCOM Enterprises, LLC ("SYCOM LLC") (and certain related companies), pursuant to which SYCOM ONSITE Corporation ("SO Corporation"), a wholly-owned subsidiary of ONSITE SYCOM, acquired all of the project assets, and assumed specific project liabilities, of SYCOM LLC in exchange for one million seven hundred fifty thousand (1,750,000) shares of ONSITE SYCOM Class A Common Stock. In addition, under a Sale and Noncompetition Agreement, SO Corporation acquired the right to the services and expertise of all of the employees of SYCOM Corporation, and SYCOM Corporation and SYCOM Enterprises, L.P. entered into a non-compete agreement with ONSITE SYCOM and SO Corporation in exchange for one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock, which is convertible into fifteen million seven hundred fifty thousand (15,750,000) shares of ONSITE SYCOM Class A Common Stock. The Series D Convertible Preferred Stock is held in an escrow account. Under the terms of the Escrow Agreement, the Series D Convertible Preferred Stock will be released when ONSITE SYCOM Class A Common Stock reaches Two Dollars ($2.00) per share and annualized after-tax earnings total fifteen cents ($0.15) per share over four consecutive quarters, and the debts of SYCOM Corporation and SYCOM Enterprises, L.P., have been satisfied. The share values and earnings thresholds increase by ten percent (10%) per year after December 31, 1999. Under a Share Repurchase Agreement, ONSITE SYCOM has the right to repurchase the escrowed shares for nominal consideration if, among other things, the share value and earnings thresholds will not be achieved.

As part of the SYCOM transaction, certain of ONSITE SYCOM's principal stockholders executed a Voting Agreement with SYCOM LLC and SYCOM Corporation. Under the terms of the Voting Agreement, SYCOM LLC and SYCOM Corporation currently have the right to nominate two (2) of the eight (8) directors. SYCOM LLC and SYCOM Corporation have selected S. Lynn Sutcliffe (to the first class) and Richard L. Wright (to the second class). After the release of the escrowed shares, SYCOM LLC and SYCOM Corporation have the right to nominate up to an additional three (3) directors. ONSITE SYCOM has the right to nominate the remaining directors (including the nominee(s) required under the Westar Capital Stockholders Agreement). The stockholders to the Voting Agreement have agreed to vote for all of the ONSITE SYCOM, SYCOM LLC and SYCOM Corporation nominees.

Messrs. H. Tate Holt, Timothy G. Clark, William M. Gary III and Sutcliffe, current directors of ONSITE SYCOM, are nominees to hold office until the 2000 annual meeting. The holders of ONSITE SYCOM's Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, will be entitled to vote on the election of Messrs. Holt, Clark, Gary and Sutcliffe.

Unless authority is withheld, the enclosed proxy will be voted for the above nominees. In the event that any nominee should unexpectedly decline or be unavailable to act as a director, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will become unavailable, and has no present intention to nominate any person in addition to, or in lieu of, the nominees.

The Board of Directors held fifteen (15) meetings during the last fiscal year. Each director attended at least seventy-five percent (75%) of all meetings and meetings of committees on which they serve or served.

During the 1998 fiscal year, Mr. Clark and Ms. Sharpe comprised the Audit Committee; Messrs. McGettigan and Holt comprised the Compensation Committee; and Messrs. McGettigan, Richard T. Sperberg and Gary comprised the Nominating Committee. Mr. McGettigan has served as the Chairman of the Board since December 1994.

The primary functions of the Audit Committee are to review the scope and result of the audit performed by ONSITE SYCOM's independent accountants, ONSITE SYCOM's internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services. This Committee is comprised of disinterested directors. The Compensation Committee administers ONSITE SYCOM's 1993 Stock Option Plan and approves certain employees' compensation. This Committee is comprised only of non-employee directors, within the meaning of paragraph (b)(3)(i) of Rule 16b-3, which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Nominating Committee acts as the selection committee to nominate candidates for election to the Board of Directors.

Directors Nominated for Election

The following table sets forth certain information about Messrs. Holt, Clark, Gary and Sutcliffe, the individuals nominated by the Board of Directors for election by the holders of Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, as directors.

--------------------------- ------------------------- -------------------------

    Nominee                          Age                   Director Since

--------------------------- ------------------------- -------------------------

  H. Tate Holt                       46                          1994
--------------------------- ------------------------- -------------------------

  Timothy G. Clark                   59                          1994
--------------------------- ------------------------- -------------------------

  William M. Gary III                47                          1982 (1)
--------------------------- ------------------------- -------------------------

  S. Lynn Sutcliffe                  55                           1998
--------------------------- ------------------------- -------------------------

 (1) Includes time of service with Onsite Energy, a California corporation and predecessor of ONSITE SYCOM ("Onsite-Cal").

Background of Nominees

H. Tate Holt. Mr. Holt has been a director of ONSITE SYCOM since May 1994. Mr. Holt currently is the President of Holt & Associates, a corporate growth management consulting firm, and has held that position since July 1990. Previously, from 1987 to 1990, Mr. Holt was Senior Vice President of Automatic Data Processing, Inc. ("ADP"), in Santa Clara, California. Mr. Holt has over twenty (20) years of experience in various senior sales and marketing positions with Fortune 50 and Inc. 500 companies, including IBM, Triad Systems and ADP. He has participated in major restructuring and strategic planning in several divisions of each of these companies. Since 1990, Holt & Associates has assisted its small and medium-sized clients in developing and achieving aggressive growth targets. Mr. Holt currently serves on the Board of Directors of DBS Industries, Inc., and is the author of the book "The Business Doc - Prescriptions for Growth." Mr. Holt holds an A.B. from Indiana University.

Timothy G. Clark. Mr. Clark began serving as a director of ONSITE SYCOM in October 1994. The former President and Chief Executive Officer of KA Industries, Inc., a privately owned corporation that manufactures and sells premium gift baked goods, Mr. Clark currently serves as a consultant to a variety of clients through his own firm, T.G. Clark & Associates. From 1991 to 1994, Mr. Clark was a managing partner at Hankin & Co., a consulting company focusing on business and financial planning, including turnarounds. Mr. Clark holds an A.B. from the University of Southern California and a Master of Business Administration from the Harvard University Graduate School of Business.

William M. Gary III. Mr. Gary served as ONSITE SYCOM's Executive Vice President and Secretary through December 31, 1997, and has served as a director of ONSITE SYCOM since its inception in 1993. Mr. Gary co-founded Onsite-Cal in 1982, and served as the Chairman of the Board and the Executive Vice President of Onsite-Cal until February 1994, when Onsite-Cal and Western Energy Management, Inc., now a wholly-owned subsidiary of ONSITE SYCOM ("WEM"), reorganized into Onsite Energy Corporation. Mr. Gary has been involved in energy efficiency, alternative energy and cogeneration projects for twenty (20) years. Prior to co-founding Onsite-Cal, Mr. Gary was a consultant with Arco Solar and held numerous management positions with San Diego Gas & Electric in the alternative energy and conservation fields. He currently serves as a member of the Board of Directors of the San Diego Cogeneration Association. Mr. Gary holds a Bachelor of Science in Mechanical Engineering from California Polytechnic University. He is a licensed professional engineer in California and a Certified Energy Manager.

S. Lynn Sutcliffe. Since 1990, Mr. Sutcliffe has served as the President and Chief Executive Officer of SYCOM Corporation, which is the general partner of SYCOM Enterprises, L.P. From 1968 through 1977, Mr. Sutcliffe was General Counsel of the US Senate Commerce Committee, which had jurisdiction over all electric and gas utility issues. Mr. Sutcliffe left the Commerce Committee to become one of the founding partners of Van Ness, Feldman, Sutcliffe & Curtis, P.C., a law firm nationally recognized for its expertise in energy law and policy. Mr. Sutcliffe participated in this law firm until 1990. Mr. Sutcliffe's expertise includes a wide range of legislative, regulatory, contractual, financial and developmental issues associated with the energy industry. From
1994 through 1996, Mr. Sutcliffe served as the President of the National Association of Energy Services Companies (NAESCO), and was a member of the Energy and Transportation Task Force of the President's Council on Sustainability in 1996. Mr. Sutcliffe brings to ONSITE SYCOM's Board over twenty-three (23) years of experience in the energy services industry. He holds an A.B. from Princeton University, and a Juris Doctorate from the University of Washington.

Vote Required

The plurality of votes of the shares of Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy and entitled to vote on this measure is required to elect Messrs. Holt, Clark, Gary and Sutcliffe.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES IN THE ELECTION OF DIRECTORS.


                                 PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT TO THE ONSITE SYCOM
                             1993 STOCK OPTION PLAN

In February 1994, ONSITE SYCOM's stockholders approved the 1993 Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee. At the 1997 annual meeting, stockholders approved an amendment to the Plan increasing the number of shares subject to the Plan by an additional three hundred fifty thousand (350,000) shares. Under the Plan, as amended, a total of three million three hundred thousand (3,300,000) shares of Class A Common Stock may be issued, of which two million nine hundred sixteen thousand two hundred fifty-seven (2,916,257) shares were subject to options as of September 29, 1998.

The Plan is a "dual plan" that provides for the grant of both Incentive and Nonqualified Stock Options. The majority of options granted to date have been Incentive Stock Options. Subject to stockholder approval, the Compensation
Committee and the Board of Directors have approved an amendment to the Plan to increase the number of shares subject to the Plan by an additional six hundred thousand (600,000) shares.

The purpose of the Plan is to attract and retain for ONSITE SYCOM the best personnel, and to give option recipients a greater personal stake in the success of the business. All employees, consultants, officers and directors of ONSITE SYCOM and any subsidiary are eligible for grants of options under the Plan. The amendment to the Plan would increase the number of shares of Class A Common Stock subject to the Plan, and therefore available for grant to eligible individuals.

Except for non-discretionary grants of options, the Compensation Committee determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the options and the conditions to exercise thereof, and the terms of any direct sales of shares underlying options. The exercise price for all options currently is to be determined by the Compensation Committee, except for non-discretionary options; provided, however, that for Incentive Stock Options, the exercise price must be fair market value (except for Incentive Stock Options for employees who own more than ten percent (10%) of all classes of the ONSITE SYCOM voting stock combined, in which case the exercise price must be one hundred ten percent (110%) of fair market value). At the 1997 annual meeting, the stockholders approved an amendment to the Plan allowing the Board of Directors to make discretionary grants of options to non-employee directors of ONSITE SYCOM. The Board determines the exercise price for such grants. In no case does the exercise period for any option exceed ten
(10) years, and, in the case of an Incentive Stock Option for an employee who owns more than ten percent (10%) of all classes of ONSITE SYCOM's voting stock combined, the exercise period does not exceed five (5) years.

Currently the Plan can be terminated at any time by the Board of Directors. If the Plan is terminated, options previously granted nevertheless shall continue in accordance with the provisions of the Plan without materially affecting the recipients' rights under such options.

Vote Required

The affirmative vote of the majority of shares of Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis), voting together as one (1) class, present in person or represented by proxy and entitled to vote on this measure is required to approve Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE ONSITE SYCOM 1993 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER.


                                 PROPOSAL NO. 3

              APPROVAL OF AMENDMENTS TO ONSITE SYCOM'S CERTIFICATE
             OF INCORPORATION TO (i) INCREASE THE AUTHORIZED NUMBER
             OF SHARES AVAILABLE FOR ISSUANCE BY ONSITE SYCOM; AND
               (ii) CHANGE THE NAME OF ONSITE ENERGY CORPORATION
                       TO ONSITE SYCOM ENERGY CORPORATION


ONSITE SYCOM filed its Certificate of Incorporation on July 9, 1993. Since that date, amendments to the Certificate abolishing the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock have been filed, and Certificates of Designations for the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock have been filed, and thus become part of the Certificate. The amendments abolishing the Series A and B Convertible Preferred Stock were filed because both of those Series of stock voluntarily converted to Class A Common Stock in 1996, in accordance with the terms of their applicable Certificate of Designation, and thus no shares of stock of either of those Series are outstanding.

Increase in Authorized Number of Shares

The Series C Convertible Preferred Stock was created in October 1997, in connection with the Stock Subscription Agreement executed by ONSITE SYCOM and Westar Capital, discussed under Proposal No. 1 above. Under this Stock Subscription Agreement, Westar Capital purchased two million (2,000,000) shares of ONSITE SYCOM Class A Common Stock at fifty cents ($0.50) per share, and two hundred thousand (200,000) shares of ONSITE SYCOM Series C Convertible Preferred Stock at Five Dollars ($5.00) per share. The Series D Convertible Preferred Stock was created in June 1998, in connection with the SYCOM transaction also discussed under Proposal No. 1 above.

As discussed above, the SYCOM transaction included the execution of a Sale and Noncompetition Agreement pursuant to which SO Corporation acquired the right to the services and expertise of all of the employees of SYCOM Corporation, and SYCOM Corporation and SYCOM Enterprises, L.P., entered into a non-compete agreement with SYCOM ONSITE and SO Corporation in exchange for one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock is convertible in the aggregate into fifteen million seven hundred fifty thousand (15,750,000) shares of ONSITE SYCOM Class A Common Stock. ONSITE SYCOM currently is authorized to issue up to twenty-three million nine hundred ninety-nine thousand (23,999,000) shares of Class A Common Stock, par value $0.001, one thousand (1,000) shares of Class B Common Stock, par value $0.001, and one million (1,000,000) shares of preferred stock, par value $0.001. As of October ___, 1998, eighteen million two hundred ninety thousand five hundred seventy-five (18,290,575) shares of Class A Common Stock were issued and outstanding. No shares of Class B Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding. Four hundred thirteen thousand two hundred eighty (413,280) shares of Series C Convertible Preferred Stock, and one hundred fifty-seven thousand five hundred (157,500) shares of Series D Convertible Preferred Stock were issued and outstanding.

Sufficient shares of Class A Common Stock currently are not available to cover the conversion of both the Series C and Series D Convertible Preferred Stock into Class A Common Stock. (Upon the conversion of the Series C and Series D Convertible Preferred Stock, seventeen million eight hundred sixteen thousand four hundred (17,816,400) shares of Class A Common Stock will need to be issued by ONSITE SYCOM.) Thus additional shares of Class A Common Stock need to be authorized for issuance. In order to give ONSITE SYCOM a sufficient reserve of shares of Class A Common Stock for future issuances and uses, and enable ONSITE SYCOM to have sufficient shares available for use upon the conversion of the Series C and Series D Convertible Preferred Stock, stockholder approval is being sought for an amendment to ONSITE SYCOM's Certificate of Incorporation to increase the number of shares available for issuance.

Additionally, the ability to issue a preferred stock provides ONSITE SYCOM with a valuable tool in the future development of transactions designed to continue to contribute to ONSITE SYCOM's growth. The Series C and D Convertible Preferred Stock currently account for all of the authorized shares of preferred stock. Accordingly, stockholder approval is being sought for an amendment to ONSITE SYCOM's Certificate of Incorporation increasing the authorized number of preferred shares reserved for issuance.

The proposed amendment to ONSITE SYCOM's Certificate of Incorporation would increase the number of shares available for issuance by twenty-five million (25,000,000) shares, to a total of fifty million (50,000,000) shares. Of these fifty million (50,000,000) shares, forty-seven million nine hundred ninety-nine thousand (47,999,000) would be designated as Class A Common Stock. The amendment also would increase the authorized number of preferred shares reserved for issuance by one million (1,000,000), to two million (2,000,000). Hence the remaining two million (2,000,000) of the fifty million (50,000,000) shares would be reserved for issuance as preferred shares. ONSITE SYCOM has no present agreement to issue the additional preferred shares.

Proposed Name Change

The SYCOM transaction combined two of the most experienced independent energy services companies that are accredited by the National Association of Energy Services Companies (NAESCO), and the transaction resulted in the creation of the largest accredited independent energy services company in the deregulating energy marketplace. The SYCOM group of companies is located primarily on the East coast (New Jersey and Washington, D.C.). ONSITE SYCOM has offices in California, Kansas, Texas, Washington and Washington, D.C. Both ONSITE SYCOM and the SYCOM companies conduct business nationally. Thus, in an effort to both capture the name recognition associated with both Onsite Energy Corporation and the SYCOM companies, and emphasize the creation of the largest accredited independent energy services company, shareholder approval is being sought for an amendment to the Certificate of Incorporation changing the name of Onsite Energy Corporation to ONSITE SYCOM Energy Corporation.

As discussed above, the ONSITE SYCOM Certificate of Incorporation has been amended and/or certificate of designations included therein several times in the past. In an effort to consolidate all of the prior amendments together with the proposed amendments into one document, upon stockholder approval of the above amendments, the Certificate of Incorporation will be amended and restated to incorporate all prior amendments and current certificates of designation, and include the above amendments. The form of amendments to ONSITE SYCOM's Certificate of Incorporation is attached hereto as Exhibit A.

Vote Required

The affirmative vote of the majority of shares of Class A Common Stock and Series C Convertible Preferred Stock (voting on an as-converted basis) outstanding, voting together as one (1) class, and entitled to vote on this measure is required to approve Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO ONSITE SYCOM'S CERTIFICATE OF INCORPORATION TO (i) INCREASE THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY ONSITE SYCOM; AND (ii) CHANGE THE NAME OF ONSITE ENERGY CORPORATION TO ONSITE SYCOM ENERGY CORPORATION.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the persons currently serving as directors of ONSITE SYCOM, whose terms do not expire until the next annual meeting of stockholders in 1999 (Messrs. McGettigan, Sperberg, Wright and Wages), and certain information with respect to those persons.


--------------------------- ------------------------ ------------------------

        Director                     Age                  Director Since
--------------------------- ------------------------ ------------------------

  Charles C. McGettigan              53                        1993
--------------------------- ------------------------ ------------------------

  Richard T. Sperberg                47                        1982 (1)
--------------------------- ------------------------ ------------------------

  Lee P. Wages                       __                        1998
--------------------------- ------------------------ ------------------------

  Richard L. Wright                  55                        1998
--------------------------- ------------------------ ------------------------

(1)     Includes time of service with Onsite-Cal.


Background of Current Directors

Charles C. McGettigan. Mr. McGettigan has been a director of ONSITE SYCOM since its inception in 1993, and began serving as the Chairman of the Board in December 1994. Mr. McGettigan became a director of WEM in May 1992. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., a merchant banking fund. Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm, in 1988. From 1984 to 1988, he was a Principal, Corporate Finance, of Hambrecht & Quist, Inc. He currently serves on the Boards of Directors of Cuisine Solutions, Modtech, Inc., PMR Corporation, Sonex Research, Inc., Tanknology - NDE Environmental Corporation and Wray-Tech Instruments, Inc. Mr. McGettigan is a graduate of Georgetown University, and received his Master of Business Administration from The Wharton School of Business of the University of Pennsylvania.

Richard T. Sperberg. Mr. Sperberg has been a director, and the Chief Executive Officer and President, of ONSITE SYCOM since its inception in 1993, and served as ONSITE SYCOM's Chief Financial Officer until July 1998. He has been the Chief Executive Officer of WEM since January 1993, and began serving as a director of WEM in February 1994. In 1982, Mr. Sperberg co-founded Onsite-Cal, and served as President, Chief Executive Officer and a director until February 1994, when Onsite-Cal and WEM reorganized into Onsite Energy Corporation. Mr. Sperberg has been involved in project management of energy efficiency, advanced energy technologies, alternative energy and cogeneration projects for twenty-three (23) years, with specific management experience with Onsite-Cal, the Gas Research Institute, and the United States Department of Energy. He holds a Masters of Science in Nuclear Engineering from the University of California, Los Angeles, and a Bachelor of Science in Nuclear Engineering from the University of California, Santa Barbara. Mr. Sperberg previously served on the Boards of Directors of the American Cogeneration Association and the San Diego Cogeneration Association, and currently serves as the President of the National Association of Energy Service Companies (NAESCO), and as a member of its Board of Directors.

Lee P. Wages. Mr. Wages has more than twenty (20) years experience in the electric utility industry. He currently is Director of Corporate Strategy for Western Resources, the parent company of Westar Energy, Inc., and Westar Capital. Western Resources is a full service provider of monitored security, energy and related services, and is headquartered in Topeka, Kansas. Mr. Wages' utility industry experience includes rate design, internal audit, customer service and accounting. Mr. Wages holds a Bachelor of Business Administration in Accounting from Washburn University.

Richard L. Wright. Mr. Wright has been Treasurer of SYCOM Corporation and SYCOM Enterprises, L.P. since 1995, during which time he has performed project development and strategic planning functions at the executive level. Mr. Wright has over eleven (11) years of experience in developing and financing energy related companies and projects. He has extensive knowledge of the federal and state legislative processes as well as of the decision-making processes at the county and municipal level. In 1977, Mr. Wright served on the White House Energy Task Force and later as the Assistant Secretary at the Department of Energy. Prior to joining the SYCOM Entities, Mr. Wright served as the Chief of Staff of the former Governor of New Jersey from 1993 through 1994, and as the Associate Treasurer of the State of New Jersey from 1990 through 1993. Mr. Wright earned a Bachelor of Arts in Religion from Princeton University, and a Juris Doctorate from the University of California Boalt Hall School of Law.


                  [Remainder of page intentionally left blank]

Executive Officers

The following table sets forth certain information with respect to the current executive officers of ONSITE SYCOM.

---------------------------- ------------------------------ ------------ ----------------------

           Name               Positions with ONSITE SYCOM       Age        Office Held Since
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Charles C. McGettigan         Chairman of the Board           53                1994
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Richard T. Sperberg           Chief Executive Officer         47                1982 (1)

---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  S. Lynn Sutcliffe             President                       55                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  James Valle                   Chief Financial Officer         39                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Frank J. Mazanec              Senior Vice President           50                1992 (1)
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Keith G. Davidson             Senior Vice President           47                1994
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Richard L. Wright             Senior Vice President           55                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Hector A. Esquer              Vice President                  40                1991 (1)
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  J. Derek Shockley             Vice President                  38                1997
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  David X. Kolk                 Vice President                  47                1997
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Elizabeth T. Lowe             Vice President                  35                1997
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Bruce A. Hedman               Vice President                  48                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Dominick Aiello               Vice President                  39                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Roger Dower                   Vice President                  48                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Glenn O. Steiger              Vice President                  50                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Christian J. Bitters          Vice President                  41                1998
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Russell Wm. Royal             President/Chief Operating       46                1992 (3)
                                Officer - Lighting
                                Technology Services,  Inc.
                                (2)
---------------------------- ------------------------------ ------------ ----------------------
---------------------------- ------------------------------ ------------ ----------------------

  Audrey Nelson Stubenberg      Secretary/General Counsel       35                1998
---------------------------- ------------------------------ ------------ ----------------------


(1)     Includes time of service with Onsite-Cal.

(2) Lighting Technology Services, Inc. ("LTS"), is a wholly-owned subsidiary of ONSITE SYCOM.

(3)     Includes time of service with LTS.

Executive officers are elected periodically (but at least annually) by the Board of Directors and serve at the pleasure of the Board. No family relationship exists between any of the officers or directors.

Background of Executive Officers

For the business backgrounds of Messrs. McGettigan, Sperberg, Sutcliffe and Wright, see Background of Current Directors above.

James Valle. Mr. Valle joined ONSITE SYCOM in July 1998 as its Chief Financial Officer. He holds a Bachelor of Business Administration in Accounting from the University of San Diego and is a Certified Public Accountant. Prior to joining ONSITE SYCOM, Mr. Valle served as Executive Vice President and Chief Financial Officer of StarTronix International Inc. from 1996 to 1998. He also served as Chief Operating Officer and Chief Financial Officer of Epoch Networks, a national Internet service provider, from 1995 through 1996. From 1991 through 1995, Mr. Valle served as Executive Vice President and Chief Financial Officer for Westmister Memorial Park and affiliations. Mr. Valle also was a member of the professional staff of KMPG Peat Marwick in Newport Beach, California.

Frank J. Mazanec. Since 1992, Mr. Mazanec has been employed by ONSITE SYCOM and its predecessor, Onsite-Cal. Mr. Mazanec is a licensed professional engineer in Colorado. Over the past twenty (20) years, he has developed and managed over One Hundred Million Dollars ($100,000,000) in energy generation, waste management and environmental projects. Prior to joining Onsite-Cal in 1992, Mr. Mazanec served as West Coast Regional Director for Wheelabrator Technologies, which included responsibility for the Spokane and Pierce County, Washington and Baltimore, Maryland, Waste-to-Energy facilities. In 1990, he formed Integrated Waste Management, Inc., through which he served as a consultant to Onsite-Cal until joining Onsite-Cal in 1992. Mr. Mazanec is responsible for managing one of ONSITE SYCOM's internal business units, and currently serves as a Senior Vice President of ONSITE SYCOM. Mr. Mazanec has a Bachelor of Science in Civil Engineering from the University of Vermont, a Bachelor of Science in Economics and Finance from Fairleigh Dickinson University, and a Master of Business Administration from the University of Southern California.

Keith G. Davidson. Mr. Davidson has been a Vice President of ONSITE SYCOM since 1994, and recently was promoted to Senior Vice President. Mr. Davidson has over twenty (20) years of diversified management experience in energy and environmental technology, product commercialization and market development. Mr. Davidson is responsible for one of ONSITE SYCOM's internal business units. Prior to joining ONSITE SYCOM in 1994, Mr. Davidson was a Director at the Gas Research Institute in Chicago, Illinois, where he led the gas industry's collaborative development programs directed at natural gas growth markets of electric power generation, cogeneration and natural gas vehicles. Mr. Davidson was past President of the American Cogeneration Association, and a member of the American Society of Heating, Refrigerating and Air Conditioning Engineers, and previously served as the co-Chairman of CADER. He is the recipient of several industry honors, including the Association of Energy Engineers' Cogeneration Professional of the Year in 1989, and was inducted into the American Gas Association's Industrial and Commercial Hall of Flame. Mr. Davidson earned a Bachelor of Science in Mechanical Engineering from the University of Missouri and a Master of Science in Mechanical Engineering from Stanford University.

Hector A. Esquer. Mr. Esquer is a professional engineer licensed in the states of California and New Mexico. Mr. Esquer joined Onsite-Cal in 1986, and as Vice President is responsible for the overall management of project implementation. Over the past ten (10) years, Mr. Esquer has managed the implementation of over Thirty Million Dollars ($30,000,000) of energy efficiency projects for ONSITE SYCOM. Mr. Esquer previously was a Project Engineer for San Diego Gas & Electric and Fluor Corporation. He holds a Bachelor of Science in Electrical Engineering from San Diego State University and is a Certified Energy Manager.

J. Derek Shockley. Mr. Shockley is responsible for managing Onsite Business Services, Inc., and Onsite/Mid-States, Inc., direct and indirect wholly-owned subsidiaries of ONSITE SYCOM. These subsidiary companies provide medium and high voltage electrical services, as well as industrial water treatment services to municipal, industrial, large commercial and institutional customers. Mr. Shockley has over thirteen (13) years of diversified experience in the energy industry that includes planning, sales, marketing, and project development work in the areas of demand side management, electrotechnologies and applied research. He was a member of EPRI's Water & Wastewater Research Project steering committee, and a past member of the Kansas Energy & Natural Resources advisory committee. Mr. Shockley is the recipient of several national awards, including the EEI Common Goals Environmental Award, and the EPRI Technology Innovators Award. Prior to joining ONSITE SYCOM, Mr. Shockley held a number of positions with Western Resources, including Director of Business Development, Manager of National and Institutional Accounts, and an energy use consultant. Mr. Shockley holds a Bachelor of Arts in Business Administration (with an emphasis on Finance) from Washburn University,

David X. Kolk. In his capacity as Vice President of ONSITE SYCOM, Dr. Kolk specializes in integrated resource planning (IRP), regulatory affairs, and transmission planning and economic and financial analysis. He joined ONSITE SYCOM in December 1997 after working with Power Resource Manager, LLC ("PRM"). Prior to joining PRM Dr. Kolk spent twelve (12) years with the City of Anaheim, where as the System Planning Manager he was responsible for preparing, defending before regulatory agencies and implementing the City's integrated resource plan. He represented the City and other municipal entities in various forums dealing with transmission deregulation and electric services industry deregulation. Dr. Kolk also was responsible for overseeing the City's negotiations with Southern California Edison Company and managing the City's outside attorneys and legal efforts before the Federal Energy Regulatory Commission. Prior to that, Dr. Kolk was in charge of the City's energy services group, providing conservation and demand-side management services to commercial and industrial customers and served on the City's business retention and attraction team. Dr. Kolk was responsible for planning Anaheim's distribution facilities for several years and was Project Manager on behalf of eleven (11) municipal entities and the Western Area transmission facility located near Adelanto, California. Dr. Kolk also serves as a vice-president of the Riverside County Asset Leasing Corporation, the entity responsible for overseeing and managing all Riverside County debt. Dr. Kolk has written extensively on energy policy including two books, one on the natural gas industry and the other on the structure of the U.S. economy. Dr. Kolk holds a Bachelor of Science and Ph.D. in Economics from the University of California, Riverside, and a Master of Science in Economics from the University of California, San Diego.

Elizabeth T. Lowe. As Vice President, Ms. Lowe heads up ONSITE SYCOM's Northern California office. She is responsible for marketing, operations and regulatory representation in Northern California. Ms. Lowe also adds to ONSITE SYCOM's consulting capabilities in the areas of natural gas and electricity purchases and overall customer strategies to reduce energy costs. Her presentations and publications have been numerous, with audiences/forums ranging from twenty (20) person customer seminars to two hundred fifty (250) person industry conferences. Topics have ranged from "Tutorial on Electricity Deregulation" to "How to Pick an Energy Supplier." Ms. Lowe joined ONSITE SYCOM in 1997. Prior to joining Onsite, Ms. Lowe served as Vice President of Western Operations for DukeSolutions, Inc. (1997), Director of Marketing for Duke/Louis Drefus, LLC (1996-1997), and project director for Barakat & Chamberlin, Inc. (1991-1996).

Ms. Lowe earned a Master of Environment Management Degree in Resource Economics and Policy from Duke University, Nicholas School of Environment and a Bachelor of Arts in Public Policy Studies, School of Policy Studies and Public Affairs from Duke University.

Dr. Bruce A. Hedman. Dr. Hedman joined ONSITE SYCOM in 1998, and together with Mr. Davidson is responsible for ONSITE SYCOM's consulting services business. Dr. Hedman has over twenty (20) years of experience in energy and environmental technology development, new product commercialization, and market research and development. Before joining ONSITE SYCOM, Dr. Hedman was Executive Director of the Industrial Center Inc. in Arlington, Virginia, a natural gas industry technology transfer and market development organization that supports commercial introduction of new natural gas technologies in the industrial market. Prior to this, he was Senior Program Manager at Battelle Pacific Northwest Laboratory's Washington, DC offices, providing strategic planning and policy analysis support on natural gas issues and end-use research, development and commercialization. Dr. Hedman started his career at the Gas Research Institute ("GRI") in Chicago, holding a variety of research management positions in power generation, alternative fueled vehicles and industrial end-use. When he left GRI in 1994, Dr. Hedman was Group Manager, Industrial and Power Generation Products and responsible for the development and commercialization of new natural gas technologies for these priority markets. Dr. Hedman has a Bachelor of Science, Master of Science and Ph.D. in Mechanical Engineering from Drexel University in Philadelphia, Pennsylvania.

Dominick Aiello. Mr. Aiello, an employee of SYCOM Corporation, currently serves as ONSITE SYCOM's Vice President, and is directly responsible for overseeing ONSITE SYCOM's Project Development efforts primarily in the Eastern U.S. Mr. Aiello has more than five (5) years experience in developing energy efficiency projects in both the public and private sectors. He is responsible for managing a national sales force of twelve (12) project developers. Mr. Aiello also has been a key contributor in implementing a sales training curriculum for both the current sales team and new hires. Prior to joining SYCOM Corporation, Mr. Aiello served as a Sales Manager for IBM.

Glenn O. Steiger. In his capacity as ONSITE SYCOM's Vice President, Governmental Aggregation Services, Mr. Steiger is responsible for developing and administering all energy aggregation and related service activities for ONSITE SYCOM's governmental accounts. An employee of SYCOM Corporation, Mr. Steiger joined SYCOM Corporation and ONSITE SYCOM with twenty-eight (28) years of energy experience including a distinguished fifteen (15) year career with GPU Energy, where he served in the following leadership capacities: Vice President of Corporate Affairs, Director of Competitive Strategies & Initiatives, Skylands Division Director, Manager of Cogeneration and Marketing, and Load Management Manager. Mr. Steiger's accomplishments at GPU include the successful creation of both the Coalition for Customer Choice and the Coalition for Competitive Issues. In addition, Mr. Steiger led the campaigns to defeat municipalization efforts in both Aberdeen and Monroe, New Jersey. In Monroe, he created and negotiated New Jersey's first successful municipal electric aggregation program. Working with a team of township officials, residents and the township attorney, Mr. Steiger developed the conceptual, technical and customer framework necessary to move this cutting edge competitive initiative to a fully operational customer choice program. He was also responsible for the negotiation and acquisition of over 1000 MW of cogeneration related power for GPU and helped to create GPU's first "shared savings" energy management program. He served on the New Jersey Energy Master Plan negotiating committee and Governor Whitman's Economic Development
Master Plan Commission. Mr. Steiger also headed the Energy/Utility Division at the MWW Group where he specialized in providing the energy industry with public relations, governmental advocacy, marketing communications, and energy aggregation program development expertise. His energy-related background also includes leadership roles with Public Service Electric & Gas Company, Sussex Rural Electric Cooperative and Bailey Controls. Mr. Steiger is a licensed Professional Engineer with a Bachelor of Science in Civil Engineering and a Masters in Management of Public and Regulated Enterprises, both from the New Jersey Institute of Technology. A graduate of Leadership New Jersey and the Duke

University Executive School of Business, he is also a member of the National Society of Professional Engineers and a Member of the U.S. Chamber of Commerce and the Edison Electric Institute's Grass Roots Advisory Boards.

Roger Dower. Mr. Dower, ONSITE SYCOM's Vice President, manages ONSITE SYCOM's Washington, D.C. business unit, where he oversees the development activity for trade associations and federal projects as well as regional development. Mr. Dower, an employee of SYCOM Corporation, also provides legislative and regulatory support for ONSITE SYCOM and the energy service industry's energy and environmental agenda. Mr. Dower is an expert in energy and environmental economics, policy, regulation and legislation. Prior to joining SYCOM Corporation and ONSITE SYCOM, Mr. Dower was Director of the Climate, Energy and Pollution Program at the World Resources Institute from 1990 to 1996. Prior to that, Mr. Dower was the head of the Energy and Environment Unit at the Congressional Budget Office from 1985 to 1990. Mr. Dower has also served as a consultant to the Executive Office of the President of the United States from 1979 to 1980 and was the Research Director and a Board Member of the Environmental Law Institute from 1976 to 1985. He has authored numerous publications on carbon dioxide (CO2) policy, renewable energy and tax policy relative to energy and the environment. With over eighteen (18) years of experience in the energy business, Mr. Dower has an in-depth understanding of energy markets, the role of energy efficiency and the environmental effects of energy. Mr. Dower received a Masters of Science and Bachelor of Science in Resource Economics from the University of Maryland.

Christian J. Bitters. Mr. Bitters serves as Vice President of Operations for ONSITE SYCOM. In this capacity, Mr. Bitters oversees the project management and engineering teams responsible for implementation of all of ONSITE SYCOM's projects primarily in the Eastern U.S., and has over five (5) years of experience in managing the implementation of energy efficiency projects in commercial, industrial, governmental and institutional facilities. Mr. Bitters is responsible for recruiting and training new team members and developed a sophisticated Project Management Manual that defines the roles, responsibilities, methods, procedures and specifications for implementing ONSITE SYCOM's projects. Mr. Bitters' experience includes project management of commercial office space and recruiting, training and managing project managers and engineers. Prior to joining SYCOM Corporation, he served as a Senior Project Manager for OMNI Construction in Washington, D.C. for ten (10) years, where he managed construction and renovation projects with a total value of Two Hundred Five Million Dollars ($205,000,000). Mr. Bitters holds a Master of Science and Bachelor of Science in Civil Engineering from the University of Maryland.

Russell Wm. Royal. Mr. Royal serves as the President and Chief Operating Officer of LTS, a Southern California lighting contractor acquired by ONSITE SYCOM in June 1998. Mr. Royal has twenty (20) years experience in all phases of building automation, light retrofit and lighting controls. His specific project experience includes: a sixty-story lighting retrofit of the First Interstate building in Los Angeles, district-wide multi-facility lighting retrofit and lighting controls projects for the Santa Ana Unified School District and a comprehensive campus wide lighting retrofit and lighting controls project at the University of California at Irvine. Mr. Royal has a Bachelor of Science in Psychology from California State University, San Bernardino.

Audrey Nelson Stubenberg, Esq. Ms. Nelson Stubenberg has over ten (10) years experience as a practicing transactional attorney and currently serves as ONSITE SYCOM's Secretary and General Counsel. She joined ONSITE SYCOM in 1994. Prior to joining ONSITE SYCOM, Ms. Nelson Stubenberg was an associate with the San Diego law firm of Procopio, Cory, Hargreaves and Savitch, a business and commercial transactions firm. A member of the California State Bar and the American Bar Association, Ms. Nelson Stubenberg earned a Bachelor of Arts from the University of Redlands and a Juris Doctorate from the University of San Diego School of Law.

Directors' Compensation

Prior to June 1, 1998, directors who are not employees of ONSITE SYCOM were not compensated, other than the grant of stock options, for their service on the Board of Directors. Beginning June 1, however, non-employee directors are paid a fixed fee for personal attendance at a Board meeting ($1,000 per meeting), or for attendance at a meeting via telephone ($750). Additionally, non-employee directors' out-of-pocket expenditures currently are reimbursed.

As previously  discussed,  non-employee  directors  currently  receive  periodic grants of stock options issued under the Plan. Each non-employee director automatically is granted an option to purchase twenty-five thousand (25,000) shares of ONSITE SYCOM Class A Common Stock on the date he or she becomes a director of ONSITE SYCOM, and on each anniversary date thereafter. The exercise price is the fair market value of the ONSITE SYCOM Class A Common Stock on the date of becoming a director and on the anniversary date, as appropriate. Each option when granted is immediately exercisable and has a five (5) year term. Directors who also are officers of ONSITE SYCOM do not receive additional compensation for serving as directors.


                  [Remainder of page intentionally left blank]

Executive Compensation

The following table sets forth the aggregate cash compensation paid for the past three (3) fiscal years by ONSITE SYCOM and its predecessors for services of Mr. Sperberg (President), and the three (3) most highly compensated executive officers whose compensation exceeds One Hundred Thousand Dollars ($100,000) per year: Messrs. Gary (former Executive Vice President and Secretary), Mazanec (Senior Vice President) and Davidson (Senior Vice President).


                           SUMMARY COMPENSATION TABLE


                                                            Long Term
                                  Compensation
                                                            ----------------------
                                                            ---------------------- --------

                               Annual Compensation                 Awards          Payouts
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------


                                                            Restricted Securities            All Other
                                              Other Annual  Stock      Underlying   LTIP     Compensation
Name and         Fiscal Salary       Bonus    Compensation  Award(s)   Options     Payouts
Principal        Year   ($)          ($)       ($)          ($)        (#)          ($)       ($)
Position
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------

Richard T.       1998   $149,125(2)  $32,500  $17,889(3)      -0-     126,954(5)     -0-    $ -0-
Sperberg         1997   $136,000     $-0-     $15,781(3)      -0-     318,616(6)     -0-    $ -0-
CEO and          1996   $130,000     $13,473  $15,953(3)      -0-     375,205(7)     -0-    $ -0-
President
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------

William M.       1998   $132,660(2)  $-0-     $12,371(3)      -0-     25,000(8)      -0-    $43,776(17)
Gary III (1)     1997   $120,000     $-0-     $7,953(3)       -0-     -0-(9)         -0-    $ -0-
EVP and          1996   $115,000     $4,504   $12,945(3)      -0-     30,691(10)     -0-    $ -0-
Secretary

---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------

Frank J.         1998   $137,154(2)  $22,083  $10,923(3)(4)   -0-     75,000(11)     -0-    $ -0-
Mazanec          1997   $127,000     $-0-     $64,471(3)(4)   -0-     272,352(12)    -0-    $ -0-
Senior Vice      1996   $120,000     $8,815   $49,663(3)(4)   -0-     72,904(13)     -0-    $ -0-
President
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------

Keith G.         1998   $121,342(2)  $23,333  $7,702(3)(4)    -0-     100,000(14)    -0-    $ -0-
Davidson         1997   $102,000     $-0-     $20,838(3)(4)   -0-     119,118(15)    -0-    $ -0-
Senior Vice      1996   $105,000     $1,426   $43,860(3)(4)   -0-     137,597(16)    -0-    $ -0-
President
---------------- ------ ------------ -------- ------------- --------- ------------ -------- -------------

 (1) Mr. Gary served as ONSITE SYCOM's Executive Vice President and Secretary through December 31, 1997. Effective January 1, 1998, Mr. Gary and ONSITE SYCOM executed a Severance Agreement pursuant to which, in exchange for Mr. Gary's agreement to continue to serve in a limited capacity to ONSITE SYCOM, ONSITE SYCOM agreed to pay Mr. Gary his annual salary plus certain benefits (including health care) through June 30, 1998, unless Mr. Gary had not secured full-time employment with an employer other than ONSITE SYCOM as of such date, in which case Mr. Gary's employment with ONSITE SYCOM would continue until December 31, 1998, unless Mr. Gary obtains full-time employment prior to that date. As of October ___, 1998, Mr. Gary has represented to ONSITE SYCOM that he has not obtained full-time employment.

(2) In fiscal year 1997, certain executive officers agreed to defer certain portions of their base salary and other compensation from approximately December 1, 1996 through June 30, 1997. This deferred compensation was repaid on December 31, 1997, with simple interest at the rate of fifteen percent (15%) per annum.

(3) Includes a company car or car expense allowance and premiums for life insurance.

(4) Includes commissions paid or advanced in connection with negotiated customer contracts pursuant to the commission policy of ONSITE SYCOM.

(5) Includes a five year option to purchase 126,954 shares of Class A Common Stock at $0.704 per share granted on April 1, 1998, subject to vesting as follows: 42,318 shares vest on April 1 in each of fiscal year 1999, 2000 and 2001.

(6) Includes (i) a five year option to purchase 250,000 shares of Class A Common Stock at $0.3251 per share granted on March 13, 1997, subject to vesting as follows: 83,334 shares vested on March 13, 1998; and 83,333 shares vest on March 13 in each of fiscal year 1999 and 2000; and (ii) a five year option to purchase 4,000 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, and a 10 year option to purchase 64,616 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested). Mr. Sperberg previously reported a five year option to purchase 38,100 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in January 1998.

(7) Includes (i) a five year option to purchase 150,000 shares of Class A Common Stock at $0.28 per share, as repriced on August 9, 1995 (which options are fully vested); and (ii) 10 year options to purchase (a) 52,808 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995; (b) 107,781 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (c) 64,616 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options are fully vested).

(8) Includes a five year option to purchase 25,000 shares of Class A Common Stock at $0.5625 per share, issued to Mr. Gary on January 1, 1998, in accordance with ONSITE SYCOM's 1993 Stock Option Plan for his service as a non-employee director.

(9) Mr. Gary previously reported (i) a five year option to purchase 25,000 shares of Class A Common Stock at $0.3251 per share granted on March 13, 1997, which subsequently were relinquished under the terms of Mr. Gary's Severance Agreement; and (ii) five year options to purchase 39,200 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, and a 10 year option to purchase 14,670 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in December 1997 (500), January 1998 (35,700 and 3,000) and April 1998 (14,670).

(10) Mr. Gary previously reported a five year option to purchase 100,000 shares of Class A Common Stock at $0.28 per share, as repriced on August 9, 1995 (which options were exercised in April 1998), 13,608 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995, 17,083 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996, and 14,670 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (which options were exercised in April 1998).

(11) Includes a five year option to purchase 75,000 shares of Class A Common Stock at $0.64 per share granted on April 1, 1998, subject to vesting as follows: 25,000 shares vest on April 1 in each of fiscal year 1999, 2000 and 2001.

(12) Includes (i) a 10 year option to purchase 250,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting as follows: 83,334 shares vested on March 13, 1998; and 83,333 shares vest on March 13 in each of fiscal year 1999 and 2000; and (ii) five year options to purchase 4,000 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, and a 10 year option to purchase 18,352 of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997 (which options are fully vested). Mr. Mazanec previously reported a five year option to purchase 9,300 shares of Class A Common Stock at $0.2956 per share, as repriced on March 13, 1997, which options were exercised in December 1997 (500) and January 1998 (8,800).

(13) Includes 10 year options to purchase (i) 7,736 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995; (ii) 46,816 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (iii) 18,352 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, and as repriced on March 13, 1997 (all of which options are fully vested). Mr. Mazanec previously reported a 10 year option to purchase 70,000 shares of Class A Common Stock at $0.25 per share, as repriced on August 9, 1995, which options were exercised in June 1998.

(14) Includes a 10 year option to purchase 100,000 shares of Class A Common Stock at $0.64 per share granted on April 1, 1998, subject to vesting as follows: 33,334 shares vest on April 1, 1999, and 33,333 shares vest on April 1 in each of fiscal year 2000 and 2001.

(15) Includes 10 year options to purchase (i) 100,000 shares of Class A Common Stock at $0.2956 per share granted on March 13, 1997, subject to vesting as follows: 33,334 shares vested on March 13, 1998; and 33,333 shares vest on March 13 in each of fiscal year 1999 and 2000; and (ii) 19,118 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, as repriced on March 13, 1997 (which options are fully vested).

(16) Includes 10 year options to purchase (i) 70,000 shares of Class A Common Stock at $0.25 per share, as repriced on August 9, 1995; (ii) 37,072 shares of Class A Common Stock at $0.50 per share granted on November 20, 1995; (iii) 11,407 shares of Class A Common Stock at $0.50 per share granted on January 25, 1996; and (iv) 19,118 shares of Class A Common Stock at $0.2956 per share granted on May 22, 1996, as repriced on March 13, 1997 (all of which options are fully vested).

(17) Includes $43,776 paid to Mr. Gary under his Severance Agreement in the form of a cash-less transaction involving the simultaneous exercise of certain options.


The following table sets forth options granted by ONSITE SYCOM to the individuals listed in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS



                        Number of     Percentage of
                        Securities    Total
                        Underlying    Options/SARs                  Market
                        Options/SARs  Granted to      Exercise or   Price on
                        Granted       Employees       Base Price    Date          Expiration
Name                    (#)           In Fiscal Year  ($/Share)     of Grant      Date

----------------------- ------------- --------------- ------------- ------------- -------------

Richard T. Sperberg     126,954           12.35       $0.704        $0.64         4/1/03
----------------------- ------------- --------------- ------------- ------------- -------------

William M. Gary III     25,000             2.43       $0.5625       $0.5625       1/1/03
----------------------- ------------- --------------- ------------- ------------- -------------

Frank J. Mazanec        75,000             7.29       $0.64         $0.64         4/1/08
----------------------- ------------- --------------- ------------- ------------- -------------

 Keith G. Davidson      100,000            9.72       $0.64         $0.64         4/1/08
                        40,000             3.89       $0.53         $0.53         10/27/07
----------------------- ------------- --------------- ------------- ------------- -------------

            AGGREGATED OPTION/SARS EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SARS VALUES





                                                           Number of            Value of
                                                          Securities           Unexercised
                             Shares                       Underlying          In-the-Money
                            Acquired                      Unexercised            Options
                               On          Value      Options/SARs at FY        at FY End
                           Exercise       Realized          End (#)           Exercisable/
          Name                (#)           ($)          Exercisable/        Unexercisable *
                                                         Unexercisable
------------------------- ------------- ------------- -------------------- --------------------
------------------------- ------------- ------------- -------------------- --------------------

  Richard T. Sperberg        38,100       $11,979       462,539/293,620     $371,493/$199,960
------------------------- ------------- ------------- -------------------- --------------------
------------------------- ------------- ------------- -------------------- --------------------

  William M. Gary III       153,870       $54,027         55,691/-0-          $35,751/$-0-

------------------------- ------------- ------------- -------------------- --------------------
------------------------- ------------- ------------- -------------------- --------------------

   Frank J. Mazanec          79,300       $68,926       160,238/241,666     $128,962/$185,483

------------------------- ------------- ------------- -------------------- --------------------
------------------------- ------------- ------------- -------------------- --------------------

   Keith G. Davidson          -0-           $-0-        170,931/206,666     $142,745/$136,893
------------------------- ------------- ------------- -------------------- --------------------


        *Based upon the average price of $1.17 as of June 30, 1998.


Employment Agreements with Executive Officers

In June 1998, ONSITE SYCOM executed an Agreement of Purchase and Sale of Stock (the "Stock Purchase Agreement") to acquire all of the issued and outstanding stock of Lighting Technology Services, Inc., a California corporation ("LTS"). In connection with the Stock Purchase Agreement, Russell Wm. Royal executed an Employment Agreement with ONSITE SYCOM and LTS (together referred to in the Employment Agreement as the "Company") pursuant to which the Company secured the full-time services of Mr. Royal on an exclusive basis (upon the terms and conditions set forth in the Employment Agreement) until March 31, 2000 (unless terminated earlier in accordance with the Employment Agreement) at a base salary of One Hundred Twenty-Five Thousand Dollars ($125,000) per year, subject to increases as determined by ONSITE SYCOM's Board of Directors based upon Mr.
Royal's performance, LTS's net income contribution to ONSITE SYCOM's consolidated financial statements and the compensation of ONSITE SYCOM executives. Beginning in January 1999, Mr. Royal is eligible to participate in ONSITE SYCOM's Stock Option Plan, and ONSITE SYCOM's bonus pool (consistent with other ONSITE SYCOM executives), all as determined by the Compensation Committee at its sole discretion. Mr. Royal also receives a monthly car allowance, and is entitled to participate in employee benefit and fringe benefits plans that LTS makes available generally to its employees. Furthermore, in addition to his other compensation under the Employment Agreement, Mr. Royal is entitled to certain bonus and/or severance payments sufficient to make certain payments due and owing by Mr. Royal on certain loans from LTS, provided that the impact of the bonus payments will be considered in connection the earn-out provisions under the Stock Purchase Agreement. The Employment Agreement also provides for a severance payment equal to Mr. Royal's then monthly base salary multiplied by the number of months remaining under the Employment Agreement if Mr. Royal is terminated without cause. Additionally, either the Company or Mr. Royal may terminate the Employment Agreement in the event a change in control in the Company occurs during the term of the Employment Agreement. Under the terms of the Employment Agreement, Mr. Royal is prohibited from engaging in any activity competitive with the Company during the term of the Employment Agreement.

ONSITE SYCOM 1993 Stock Option Plan

Please see discussion under PROPOSAL NO. 2 above.

ONSITE SYCOM 401(k) Plan

Since 1990, ONSITE SYCOM has maintained a 401(k) plan. The ONSITE SYCOM 401(k) plan provides for broad based employee participation and all ONSITE SYCOM employees are eligible to enroll after meeting certain criteria such as the length of employment, hours worked and age. Pursuant to a 1994 amendment to the 401(k) plan, ONSITE SYCOM provides a matching contribution in Class A Common Stock of seventy-five percent (75%) of the employees' contribution (up to six percent (6%) of salary, subject to customary limitations on contributions by highly compensated individuals).

The shares contributed by ONSITE SYCOM are subject to certain vesting periods. Certain officers and directors who cease participation in the ONSITE SYCOM 401(k) plan may not participate for at least six (6) months. Further, except in limited distributions such as termination of employment, retirement, disability or death, any ONSITE SYCOM Class A Common Stock distributed to any officer or director from the ONSITE SYCOM 401(k) plan must be held by the participant for six (6) months prior to sale. At the end of ONSITE SYCOM's fiscal year, one hundred sixty-six thousand six hundred seventy-eight (166,678) shares of ONSITE SYCOM Class A Common Stock were earned by all participants of the ONSITE SYCOM 401(k) plan, of which __________ (_____) shares in the aggregate (__________
(_____) shares vested) have been earned by Messrs. Sperberg, Gary, Mazanec and Davidson.


              VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS THEREOF

The following table sets forth certain information about the ownership of ONSITE SYCOM's Class A Common Stock by (i) those persons known by ONSITE SYCOM to be the beneficial owners of more than five percent (5%) of the total number of outstanding shares of any class entitled to vote; (ii) each director and highly compensated officer; and (iii) all directors and officers of ONSITE SYCOM as a group. The table includes Class A Common Stock issuable upon the exercise of Options or Warrants that are exercisable within sixty (60) days. Except as indicated in the footnotes to the table, the named persons have sole voting and investment power with respect to all shares of ONSITE SYCOM Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The ownership figures in the table are based on the books and records of ONSITE SYCOM.

                                                  Class A Common Stock
                                             ----------------------------------

Name and Address                               Amount of     Percent of Class
of Beneficial Owner                            Ownership

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Timothy G. Clark                              150,000 (1)           *
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

------------------------------------------- ---------------- -----------------

Keith G. Davidson                             218,295 (2)          1.18
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

William M. Gary III                          2,319,478 (3)        12.62
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Gruber & McBaine Capital Management., LLC    1,182,043 (4)         6.45
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Jon D. Gruber                                3,286,847 (5)        17.66
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------

H. Tate Holt                                  322,882 (6)          1.75
240 Wilson Way
Larkspur, CA 94939

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Lagunitas Partners, L.P.                      888,572 (7)          4.85
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Thomas Lloyd-Butler                          1,198,043 (8)         6.5
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------

------------------------------------------- ---------------- -----------------

Frank J. Mazanec                              655,370 (9)          3.55
Mazanec Family Trust
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

------------------------------------------- ---------------- -----------------

J. Patterson McBaine                        3,278,247 (10)        17.61
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Charles C. McGettigan                       2,337,695 (11)        12.36
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Proactive Investment Managers, L.P.         1,981,304 (12)        10.66
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Proactive Partners, L.P.                    1,906,521 (13)        10.27
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Richard T. Sperberg                         3,097,161 (14)        15.92
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009

------------------------------------------- ---------------- -----------------

S. Lynn Sutcliffe                           1,750,000 (15)         9.57
27 Worlds Fair Drive, First Floor
Somerset, NJ 08873

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

SYCOM Enterprises, LLC                      1,750,000 (16)         9.57
27 Worlds Fair Drive, First Floor
Somerset, NJ 08873

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Westar Capital, Inc.                        8,566,400 (17)        38.32
818 South Kansas Street
Topeka, KS 66601

------------------------------------------- ---------------- -----------------
------------------------------------------- ---------------- -----------------

Myron A. Wick III                           2,141,304 (18)        11.42
50 Osgood Place
San Francisco, CA 94133

------------------------------------------- ---------------- -----------------

All Directors and Officers as a Group       __________ (19)
(15)

------------------------------------------- ---------------- -----------------


(1)     Includes Options to purchase 50,000,  25,000,  25,000, 25,000 and 25,000 shares of Class A Common Stock exercisable until January 25, 2001, October 3, 2001, April 23, 2002, October 3, 2002, and October 3, 2003 respectively.

(2) In addition to 34,030 shares of Class A Common Stock over which Mr. Davidson has sole voting and investment power (which number includes 30,600 shares held by Mr. Davidson's minor children), the table reflects 184,265 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring August 9, 2005 (70,000 shares), November 20, 2005 (37,072 shares), January 25, 2006 (11,407 shares), May
        22, 2006 (19,118 shares), March 13, 2007 (33,334 shares) and October 28,
        1997 (13,334). The table does not reflect 66,666 shares of Class A Common Stock that may be acquired upon the exercise of Options expiring March 13, 2007, in the event a change in control is deemed to have occurred. In this event, Mr. Davidson's percent of class ownership would be 1.54%.

(3) Includes 30,619 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring November 20, 2005 (13,608 shares) and January 25, 2006 (17,083 shares), and 45,858 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999.

        Additionally the table reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale among Messrs. Gary, Esquer, Mazanec and Sperberg: 351,892 shares of Class A Common Stock, and 11,327 shares of Class A Common Stock that may be acquired upon the exercise of Warrants expiring June 30, 1999. Messrs. Esquer, Gary and Sperberg have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of ONSITE SYCOM Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

        The table also reflects an aggregate of 1,879,782 shares of Class A Common Stock (which number includes 142,856 shares held by Mr. Gary's minor children) that are subject to (i) a Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Mr. Gary, and Westar Capital (the "Stockholders Agreement"); and (ii) a Voting Agreement among certain stockholders of ONSITE SYCOM, including Mr. Gary, SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation (the "Voting Agreement"). As previously disclosed, under the Stockholders Agreement Westar Capital (i) has the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Stockholders Agreement, including Mr. Gary, have agreed to vote for Westar Capital's nominees; and (ii) shall vote for the remaining nominees selected by the Nominating Committee of ONSITE SYCOM. The Stockholders Agreement terminates the earlier of (i) five years after the date of the Agreement; or (ii) the date upon which the stockholdings of Westar Capital and its affiliates, counted on an as-converted basis, falls below ten percent (10%) of the outstanding Common Stock of ONSITE SYCOM, calculated on a fully-diluted basis as specified in the Stockholders Agreement.

        Under the Voting Agreement (i) SYCOM LLC and SYCOM Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement, including Mr. Gary, have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and (iii) all parties to the Voting Agreement, including Mr. Gary, have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

(4) Gruber & McBaine Capital Management, LLC ("Gruber & McBaine"), the successor-in-interest to Gruber & McBaine Capital Management, Inc., a California corporation, is an investment advisor and a general partner of Lagunitas Partners, L.P. Consequently, Gruber & McBaine has or shares voting or dispositive power over 1,151,573 shares of Class A Common Stock and 30,470 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999.

(5) Mr. Gruber is a member of Gruber & McBaine Capital Management, LLC, which is an investment advisor and a general partner of Lagunitas Partners, L.P., and is a general partner of Proactive Investment Managers, L.P., which also is an investment advisor and general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P. Consequently, in addition to 123,500 shares of Class A Common Stock over which Mr. Gruber has sole voting and investment power (which number includes shares held by Mr. Gruber's family members and foundations), Mr. Gruber also has or shares voting or dispositive power over 2,841,041 shares of Class A Common Stock and 322,306 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, March 1, 1999, June 30, 1999, and September 11, 2002.

(6) Includes 150,000 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring January 25, 2001 (50,000 shares), May 4, 2001 (25,000 shares), April 23, 2002 (25,000 shares),
        May  4,  2002  (25,000   shares)  and  May  4,  2003  (25,000   shares).
        Additionally the table reflects 30,000 shares held by Mr. Holt's children.

        The table also reflects 143,082 shares of Class A Common Stock that are subject to a Voting Agreement among certain stockholders of ONSITE SYCOM, including Mr. Holt as the President of Holt & Associates, SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation. As previously disclosed, under the Voting Agreement (i) SYCOM LLC and SYCOM
        Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement, including Mr. Holt, have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and (iii) all parties to the Voting Agreement, including Mr. Holt, have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

 (7) Includes 30,470 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999, and over which Lagunitas Partners, L.P. ("Lagunitas") has sole voting and investment power. The table also reflects an aggregate of 858,102 shares of Class A Common Stock that are subject to (i) a Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Lagunitas, and Westar Capital (the "Stockholders Agreement"); and (ii) a Voting Agreement among certain stockholders of ONSITE SYCOM, including Lagunitas, SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation (the "Voting Agreement"). As previously disclosed, under the Stockholders Agreement Westar Capital (i) has the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Stockholders Agreement, including Lagunitas, have agreed to vote for Westar Capital's nominees; and (ii) shall vote for the remaining nominees selected by the Nominating Committee of ONSITE SYCOM. The Stockholders Agreement terminates the earlier of (i) five years after the date of the Agreement; or (ii) the date upon which the stockholdings of Westar Capital and its affiliates, counted on an as-converted basis, falls below ten percent (10%) of the outstanding Common Stock of ONSITE SYCOM, calculated on a fully-diluted basis as specified in the Stockholders Agreement.

        As previously disclosed, under the Voting Agreement (i) SYCOM LLC and SYCOM Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement, including Lagunitas, have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and
        (iii) all parties to the Voting Agreement, including Lagunitas, have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

(8) Mr. Lloyd-Butler is a member of Gruber & McBaine Capital Management, LLC, an investment advisor and a general partner of Lagunitas Partners, L.P. Consequently, in addition to the 8,000 shares of Class A Common Stock over which he has sole voting and investment power, Mr. Lloyd-Butler has or shares voting or dispositive power over 1,159,573 shares of Class A Common Stock and 30,470 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999.

(9) Includes 160,238 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring February 15, 1999 (4,000 shares), November 20, 2005 (7,736 shares), January 25, 2006 (46,816 shares),  May 22,  2006  (18,352  shares),  and March 13,  2007  (83,334 shares), and 2,264 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999. Additionally, the table reflects 144,850 shares of Class A Common Stock over which Mr. Mazanec, as a trustee of the Mazanec Family Trust, has or shares voting or dispositive power. The table does not reflect 166,666 shares of Class A Common Stock that may be acquired upon the exercise of Options expiring March 13, 2007, in the event a change in control is deemed to have occurred. In this event, Mr. Mazanec's percent of class ownership would be 4.41%.

        The table also reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale among Messrs. Mazanec, Esquer, Gary and Sperberg: 336,604 shares of Class A Common Stock, and 11,414 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999. As previously disclosed, Messrs. Esquer, Gary and Sperberg have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of ONSITE SYCOM Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(10)    Mr. McBaine is a member of Gruber & McBaine  Capital  Management,
        LLC, an investment advisor and a general partner of Lagunitas Partners, L.P., and is a general partner of Proactive Investment Managers, L.P., also an investment advisor and a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P. Consequently, in addition to the 114,900 shares of Class A Common Stock over which he has sole voting and investment power (which number includes shares held by Mr. McBaine's family members), Mr. McBaine has or shares voting or dispositive power over 2,841,041 shares of Class A Common Stockand 322,306 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, March 1, 1999, June 30, 1999, and September 11, 2002.

(11)    Includes Options to purchase 75,000,  25,000,  25,000, 25,000 and 25,000 shares of Class A Common Stock exercisable until January 25, 2001, July 13, 2001, April 23, 2002, July 13, 2002, and July 13, 2003,
        respectively. In addition to 21,391 shares of Class A Common Stock in which Mr. McGettigan has sole voting and investment power, Mr. McGettigan is a general partner of Proactive Investment Managers, L.P., an investment advisor and a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and is a general partner of McGettigan, Wick & Co., Inc., and consequently has or shares voting or dispositive power over 1,689,468 shares of Class A Common Stock, and 451,836 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, March 1, 1999, June 30, 1999, September 11, 2002, and June 30, 2003.

(12) Proactive Investment Managers, L.P. ("PIM"), is a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and consequently has or shares voting or dispositive power over 1,689,468 shares of Class A Common Stock and 279,558 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, March 1, 1999, June 30, 1999, and September 11, 2002. The table also reflects 12,278 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, and June 30, 1999, and over which PIM has sole voting and investment power.

(13) In addition to 36,678 shares of Class A Common Stock over which Proactive Partners, L.P. ("Proactive") has sole voting and investment power, the table reflects 276,888 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, March 1, 1999, June 30, 1999, and September 11, 2002.

        The table also reflects an aggregate of 1,592,955 shares of Class A Common Stock that are subject to (i) a Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Proactive, and Westar Capital (the "Stockholders Agreement"); and (ii) a Voting Agreement among certain stockholders of ONSITE SYCOM, including Proactive, SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation (the "Voting Agreement"). As previously disclosed, under the Stockholders Agreement Westar Capital (i) has the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Stockholders Agreement, including Proactive, have agreed to vote for Westar Capital's nominees; and (ii) shall vote for the remaining nominees selected by the Nominating Committee of ONSITE SYCOM. The Stockholders Agreement terminates the earlier of (i) five years after the date of the Agreement; or (ii) the date upon which the stockholdings of Westar Capital and its affiliates, counted on an as-converted basis, falls below ten percent (10%) of the outstanding Common Stock of ONSITE SYCOM, calculated on a fully-diluted basis as specified in the Stockholders Agreement.

        As previously disclosed, under the Voting Agreement (i) SYCOM LLC and SYCOM Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement, including Proactive, have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and
        (iii) all parties to the Voting Agreement, including Proactive, have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

(14) Includes 462,539 shares of Class A Common Stock that may be immediately acquired upon the exercise of Options expiring February 15, 1999 (4,000 shares), August 9, 2005 (150,000 shares), November 20, 2005 (107,781 shares), January 25, 2006 (52,808 shares), May 22, 2006 (64,616 shares), and March 13, 2002 (83,334 shares), 371,846 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring June 30, 1999, and September 11, 2002, and 50,635 shares over which Mr. Sperberg has sole voting and investment power (which number includes 50,454 shares held by Mr. Sperberg's minor son). The table does not reflect 166,666 shares of Class A Common Stock that may be acquired upon the exercise of Options expiring March 13, 2007, in the event a change in control is deemed to have occurred. In this event, Mr. Sperberg's percent of class ownership would be 16.91%.

        The table also reflects an aggregate of 1,848,922 shares of Class A Common Stock that are subject to (i) a Stockholders Agreement among certain stockholders of ONSITE SYCOM, including Mr. Sperberg, and Westar Capital (the "Stockholders Agreement"); and (ii) a Voting Agreement among certain stockholders of ONSITE SYCOM, including Mr. Sperberg, and SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation (the "Voting Agreement"). As previously disclosed, under the Stockholders Agreement Westar Capital (i) has the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Stockholders Agreement, including Mr. Sperberg, have agreed to vote for Westar Capital's nominees; and (ii) shall vote for the remaining nominees selected by the Nominating Committee of ONSITE SYCOM. The Stockholders Agreement terminates the earlier of (i) five years after the date of the Agreement; or (ii) the date upon which the stockholdings of Westar Capital and its affiliates, counted on an as-converted basis, falls below ten percent (10%) of the outstanding Common Stock of ONSITE SYCOM, calculated on a fully-diluted basis as specified in the Stockholders Agreement.

        As previously disclosed, under the Voting Agreement (i) SYCOM LLC and SYCOM Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement, including Mr. Sperberg, have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and (iii) all parties to the Voting Agreement, including Mr. Sperberg, have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

        Additionally the table reflects the following securities that all are subject to an Agreement of Stock Purchase and Sale among Messrs. Sperberg, Esquer, Gary and Mazanec: 351,892 shares of Class A Common Stock, and 11,327 shares of Class A Common Stock that may be acquired upon the exercise of Warrants expiring June 30, 1999. As previously disclosed, Messrs. Sperberg, Esquer and Gary have entered into such Agreement whereby they have sold, subject to payment and vesting schedules, shares of Onsite-Cal to Messrs. Esquer and Mazanec. Until a share is paid for all voting and dispositive rights remain with the seller. Upon vesting and payment, each such purchaser of the Onsite-Cal shares became entitled to the same number of ONSITE SYCOM Class A Common Stock received by the sellers, pursuant to the Reorganization, with respect to the shares sold. The table reflects all adjustments for shares that have vested and been paid for in full.

(15) Mr. Sutcliffe is the majority shareholder of SSBKK, Inc., the sole member of SYCOM Enterprises, LLC, and of SYCOM Corporation, and consequently has or shares voting or dispositive power over 1,750,000 shares of Class A Common Stock.

(16) Represents 1,750,000 shares of Class A Common Stock that are subject to a Voting Agreement among certain stockholders of ONSITE SYCOM, SYCOM Enterprises, LLC ("SYCOM LLC") and SYCOM Corporation. As previously disclosed, under the Voting Agreement (i) SYCOM LLC and SYCOM
        Corporation have the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Voting Agreement have agreed to vote for such nominees; (ii) SYCOM LLC and SYCOM Corporation have agreed to vote for the remaining director nominees selected by ONSITE SYCOM; and (iii) all parties to the Voting Agreement have agreed to vote at the next annual meeting to authorize the issuance of additional common stock to permit the conversion of the Series D Convertible Preferred Stock to Class A Common Stock in accordance with the terms of the Sale and Noncompetition Agreement among ONSITE SYCOM, SYCOM Corporation and others. The Voting Agreement terminates June 30, 2001.

(17) Includes the following securities that are subject to a Stockholders Agreement among certain stockholders of ONSITE SYCOM and Westar Capital:
        4,500,000 shares of Class A Common Stock, 2,066,400 shares of Class A Common Stock underlying 413,280 shares of Series C Convertible Preferred Stock, and 2,000,000 shares that could be purchase by Westar Capital under the Stock Subscription Agreement between ONSITE SYCOM and Westar Capital. As previously disclosed, under the Stockholders Agreement Westar Capital (i) has the right to nominate a certain number of directors, and the principal stockholders of ONSITE SYCOM that are a party to the Stockholders Agreement have agreed to vote for Westar
        Capital's nominees; and (ii) shall vote for the remaining nominees selected by the Nominating Committee of ONSITE SYCOM. The Stockholders Agreement terminates the earlier of (i) five years after the date of the Agreement; or (ii) the date upon which the stockholdings of Westar Capital and its affiliates, counted on an as-converted basis, falls below ten percent (10%) of the outstanding Common Stock of ONSITE SYCOM, calculated on a fully-diluted basis as specified in the Stockholders Agreement.

(18) Mr. Wick is a general partner of Proactive Investment Managers, L.P., an investment advisor and a general partner of Proactive Partners, L.P., and Fremont Proactive Partners, L.P., and is a general partner of McGettigan, Wick & Co., Inc., and consequently has or shares voting or dispositive power over 1,689,468 shares of Class A Common Stock and 451,836 shares of Class A Common Stock that may be immediately acquired upon the exercise of Warrants expiring December 17, 1998, March 1, 1999, June 30, 1999, September 11, 2002, and June 30, 2003.

 (19) Includes the aggregate of ownership of Messrs. Clark, Davidson, Gary, Holt, Mazanec, McGettigan, Sperberg and Sutcliffe as set forth in footnotes (1), (2), (3), (6), (9), (11), (14) and (15), and an aggregate of __________ shares of Class A Common Stock and __________ shares of Class A Common Stock that may be acquired within the next sixty (60) days upon the exercise of options held by other officers.

*       Less than one percent (1%).


        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the ONSITE SYCOM directors, executive officers and persons who own more than ten percent (10%) of ONSITE SYCOM's Class A Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and stockholders of more than ten percent (10%) of ONSITE SYCOM's Class A Common Stock are required by the SEC regulations to furnish ONSITE SYCOM with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to ONSITE SYCOM, or written representations that such filings were not required, ONSITE SYCOM believes that since July 1, 1997, through the end of its most recent fiscal year, all Section 16(a) filing requirements applicable to its directors, officers and stockholders of more than ten percent (10%) of ONSITE SYCOM's Class A Common Stock were complied with except as follows: (i) one (1) report (Form 3) covering one (1) transaction inadvertently was filed late by Mr. Kolk; (ii) one
(1) report (Form 3) covering one (1) transaction inadvertently was filed late by Ms. Lowe; (iii) one report (Form 3) covering one (1) transaction inadvertently was filed late by Mr. Shockley; (iv) one (1) report (Form 3) inadvertently was filed late by Mr. Royal; (v) one (1) report (Form 4) covering one (1) transaction inadvertently were filed late by Mr. Holt; and (vi) two (2) reports (Form 4 and Form 5) covering two (2) transactions inadvertently were filed late by Mr. Clark. Additionally, ONSITE SYCOM has not received copies of a Form 5 from two (2) former officers of ONSITE SYCOM.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ONSITE SYCOM's Class A Common Stock currently is traded on the NASD Over-the-Counter (OTC) Electronic Bulletin Board. The following table sets forth the high and low prices per share of Class A Common Stock for the prior two (2) fiscal years by quarters. The following market quotation reflects inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

------------------------ ------------------------- ------------------------

Quarter Ended                 High                      Low

------------------------ ------------------------- ------------------------

September 30, 1996            $1.625                     $1.4375

December 31, 1996             $0.50                      $0.50

March 31, 1997                $0.25                      $0.25

June 30, 1997                 $0.25                      $0.25

September 30, 1997            $ 0.34                     $0.19

December 31, 1997             $0.94                      $0.26

March 31, 1998                $0.66                      $0.44

June 30, 1998                 $1.44                      $0.56
------------------------ ------------------------- ------------------------


As of September  22, 1998,  there were  approximately  two hundred  twenty-eight
(228) holders of record of ONSITE SYCOM's Class A Common Stock.

ONSITE SYCOM has not paid any dividends on its Common Stock, nor does ONSITE SYCOM anticipate paying dividends on its Common Stock in the foreseeable future.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Grant of Warrants

In January 1997, ONSITE SYCOM executed an energy services agreement (the "ESA") with a customer to perform an energy analysis and install energy efficient measures at the customer's facilities. A condition of the ESA was that ONSITE SYCOM procure and maintain a payment and performance bond for one hundred percent (100%) of the construction cost set forth in the ESA.

In accordance with the terms and conditions of the ESA, ONSITE SYCOM procured the requisite bonds. In order to obtain the bonds, however, ONSITE SYCOM was required to post an irrevocable letter of credit in the amount of One Hundred Fifty Thousand Dollars ($150,000) in favor of the surety company, and Mr. Sperberg was required to execute personal guarantees and indemnity agreements. The collateral for the letter of credit consists of a deposit of funds posted by Proactive Partners, L.P. ("Proactive"), a shareholder of ONSITE SYCOM. Mr. McGettigan, the Chairman of the Board of Directors of ONSITE SYCOM, is a general partner of Proactive, and Mr. Sperberg is the Chief Executive Officer of ONSITE SYCOM.

In exchange, and as consideration, for the agreement by Proactive to post the necessary collateral for the letter of credit, and by Mr. Sperberg to execute the necessary guarantees and indemnity agreements, ONSITE SYCOM agreed (i) to indemnify each of Proactive and Mr. Sperberg in the event ONSITE SYCOM defaults under the ESA and/or the bonds, and as a result of such default, the surety company seeks to draw on the letter of credit and/or enforce the personal guarantee and indemnity agreement of Mr. Sperberg, which indemnities are to be secured by the assets of ONSITE SYCOM; and (ii) to issue warrants to each of Proactive and Mr. Sperberg to acquire shares of Class A Common Stock of ONSITE SYCOM. ONSITE SYCOM agreed to issue warrants to Proactive representing the right to acquire two hundred thousand (200,000) shares of Class A Common Stock of ONSITE SYCOM at the exercise price of $0.1875 per share, which was the current price of ONSITE SYCOM's Class A Common Stock on the OTC Electronic Bulletin Board at the time of the meeting of the Board of Directors of ONSITE SYCOM held on September 11, 1997, at which meeting this transaction was approved. The number of shares that are the subject of the Proactive warrants represent twenty-five percent (25%) of the amount of the collateral posted by Proactive. Similarly, ONSITE SYCOM agreed to issue warrants to Mr. Sperberg representing the right to acquire three hundred twenty-five thousand nine hundred eighty-eight (325,988) shares of ONSITE SYCOM's Class A Common Stock at the exercise price of $0.1875 per share, which represents six percent (6%) of the aggregate amount of the bonds.

Guaranty of Performance

In March 1998, ONSITE SYCOM entered into an energy services agreement (the "Agreement") with a customer to install energy efficient equipment in a large number of the customer's facilities. A condition precedent to the customer's execution of the Agreement, however, was the customer's receipt of a guaranty from Westar Capital, guaranteeing the payment obligations of ONSITE SYCOM under the Agreement.

Accordingly, in exchange, and as consideration for, Westar Capital's execution of the guaranty, ONSITE SYCOM (i) agreed, in essence, to indemnify Westar Capital in the event Westar Capital must perform under its guaranty; (ii) executed a promissory note to cover any amounts ONSITE SYCOM may owe to Westar Capital as a result of Westar Capital's performance under its guaranty; and
(iii) granted Westar Capital a security interest in ONSITE SYCOM's assets to secure its payment of the note. The security agreement includes certain exceptions in the security interest granted therein for project financing or working capital financing, provided ONSITE SYCOM's shareholder equity is above a specified amount. No amounts currently are outstanding under the note. Ms. Sharpe, a former director of ONSITE SYCOM, is the President of Westar Capital, a shareholder of ONSITE SYCOM, and Mr. Wages, a director of ONSITE SYCOM, is the Director of Corporate Strategy for Western Resources, the parent company of Westar Capital.

Engagement of Investment Advisor

In connection with the SYCOM transaction, ONSITE SYCOM engaged McGettigan Wick & Co., Inc., an investment banking firm ("McGettigan Wick"), to assist ONSITE SYCOM in the structure and negotiation of the transaction. Under the terms of the engagement, ONSITE SYCOM agreed to pay McGettigan Wick Fifty Thousand Dollars ($50,000) one year after the closing the transaction (which was June 30, 1998), and issue warrants to McGettigan Wick to acquire one hundred sixty thousand (160,000) shares of Class A Common Stock of ONSITE SYCOM at the exercise price of $1.17 per share, which was the current price of ONSITE SYCOM's Class A Common Stock on the OTC Electronic Bulletin Board on June 30, 1998. Mr. McGettigan is a general partner of Proactive Investment Managers, L.P. and Proactive Partners, L.P., shareholders of ONSITE SYCOM, and is the Chairman of the Board of Directors of ONSITE SYCOM.

Westar Transaction

In February 1998, Onsite/Mid-States, Inc., an indirect wholly-owned subsidiary of ONSITE SYCOM, acquired the operating assets of a Kansas corporation in exchange for Two Hundred Ninety Thousand Dollars ($290,000). In connection with this transaction, ONSITE SYCOM executed an agreement with Westar Energy, Inc. ("Westar Energy"), a sister corporation of Westar Capital and wholly-owned subsidiary of Western Resources, pursuant to which Westar Energy agreed to loan to ONSITE SYCOM an amount equal to the amount paid by ONSITE SYCOM for the operating assets. In April 1998, this loan was made by Westar Energy to ONSITE SYCOM. The loan must be repaid by the first anniversary of the closing of the asset acquisition, and bears interest at the rate of twelve percent (12%) per annum. At the option of Westar Energy the loan may be repaid in cash or shares of Class A Common Stock of ONSITE SYCOM calculated at the average closing price of such stock over a twenty (20) consecutive trading day period prior to the repayment date (provided, however, that such price shall not be less than One Dollar ($1.00) per share or greater than Two Dollars ($2.00) per share). Ms. Sharpe, a former director of ONSITE SYCOM, is the President of Westar Energy and Westar Capital, which is a shareholder of ONSITE SYCOM, and Mr. Wages, a director of ONSITE SYCOM, is the Director of Corporate Strategy of Western Resources, the parent company of Westar Capital and Westar Energy.


                                  OTHER MATTERS

Relationship With Independent Accountants

Hein + Associates, LLP ("Hein") has served as ONSITE SYCOM's independent accountants since July 1995. ONSITE SYCOM has had no disagreements with the accountants on accounting and financial disclosures. For the fiscal year 1999 the Board of Directors expects to retain Hein; however, the Board may seek competitive bids for its annual audit. A representative of Hein may be present at the Meeting to be available to respond to appropriate questions from stockholders.

Other Matters

The Board of Directors of ONSITE SYCOM knows of no other matters that may be or are likely to be presented at the Meeting. However, if additional matters are presented at the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.

Stockholder Proposals

Stockholder proposals to be included in ONSITE SYCOM's Proxy Statement and proxy for ONSITE SYCOM's next annual meeting must meet the requirements of Rule 14a-8 promulgated by the SEC, and must be received by ONSITE SYCOM no later than June 25, 1999.


                  [Remainder of page intentionally left blank]

Additional Information

A copy of ONSITE SYCOM's Form 10-KSB for fiscal year ended June 30, 1998, containing ONSITE SYCOM's 1998 audited financial statements, including the report of its independent public accountants, accompanies this Proxy Statement. Stockholders, however, may obtain additional copies by written request addressed to ONSITE SYCOM's Secretary, Audrey Nelson Stubenberg.


ONSITE ENERGY CORPORATION
dba ONSITE SYCOM Energy Corporation

By Order of the Board of Directors




Audrey Nelson Stubenberg
Secretary

Carlsbad, CA
October 22, 1998

                                   Appendix A

                            ONSITE ENERGY CORPORATION
                            (A Delaware corporation)


                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION




RESOLVED: That the Certificate of Incorporation of the Corporation be amended by changing ARTICLES I and IV so that, as amended, these Articles shall read in their entirety as follows:

                                    ARTICLE I

The name of the Corporation is ONSITE SYCOM Energy Corporation.


                                   ARTICLE IV

The aggregate number of shares which the Corporation shall have the authority to issue is fifty million (50,000,000) of which forty-seven million nine hundred ninety-nine thousand (47,999,000) shares will be Class A Common Stock, par value $.001 per share, one thousand (1,000) shares shall be Class B Common Stock, par value $.001 per share, and two million (2,000,000) shares will be Preferred Stock, par value $.001.

[The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may, by resolution, fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).]

Class A Common Stock                                                       PROXY

         ONSITE ENERGY CORPORATION (dba ONSITE SYCOM Energy Corporation) 1998 Annual Meeting of Stockholders To Be Held December 2, 1998
           This proxy is solicited on behalf of the Board of Directors

Revoking any such prior appointment, the undersigned, a stockholder of Onsite Energy Corporation (dba ONSITE SYCOM Energy Corporation) ("ONSITE SYCOM"), hereby appoints Charles C. McGettigan and Richard T. Sperberg, and each of them (collectively, the "Proxies"), attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in ONSITE SYCOM at the 1998 Annual Meeting of Stockholders of ONSITE SYCOM to be held at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014, on December 2, 1998, at 8:00 a.m. (California time), and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that the Proxies or their substitutes may lawfully do in place of the undersigned as indicated below. In their discretion, the Proxies also are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is indicated for a proposal, this proxy will be voted FOR Proposal Nos. 1, 2 and 3.

1.   Election of Directors.

FOR all nominees listed  below _____         WITHOUT AUTHORITY  ____
(except as marked to the contrary below)     (to vote for all nominees below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)


H. Tate Holt   Timothy G. Clark    William M. Gary III      S. Lynn Sutcliffe


2. Proposal to approve an amendment to the ONSITE SYCOM Energy Corporation 1993 Stock Option Plan increasing the number of shares available for grant under the Plan.

        FOR         AGAINST        ABSTAIN

3. Proposal to approve amendments to ONSITE SYCOM's Certificate of Incorporation to (i) increase the authorized number of shares available for issuance by ONSITE SYCOM; and (ii) change the name of Onsite Energy Corporation to ONSITE SYCOM Energy Corporation.

        FOR         AGAINST        ABSTAIN

4. Upon any other matters that may properly come before the meeting or any adjournments thereof.


                  Please sign exactly as name appears below.
                                                   Dated: _______________, 1998


                  --------------------------------------------------------------
                  Signature

                  --------------------------------------------------------------
When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.